                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
/ / Definitive Additional Materials              by Rule 14a-6(e)(2))
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                             ANGELICA CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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

                              Angelica
                               [Logo]



           Dear Shareholder:

               It is my pleasure to invite you to
           Angelica's 2001 Annual Meeting of Shareholders at 10:00 a.m. on Wednesday, May 30, 2001, at the Saint Louis Club, 14th Floor, 7701 Forsyth
           Boulevard, Clayton, Missouri. In addition to the formal items of business to be brought before the meeting, members of Management will review Angelica's performance and answer your questions. Enclosed with this Proxy Statement are your proxy card and the fiscal 2001 Annual
           Report to Shareholders.

               I look forward to seeing you on May 30,
           2001 and would like to take this opportunity to remind you that your vote is important.

                             Sincerely,

                             /s/ Don W. Hubble

                             Don W. Hubble
                             Chairman, President
                             and Chief Executive Officer

           April 16, 2001
           424 South Woods Mill Road
           Chesterfield, Missouri 63017-3406

                                    Angelica
                                     [Logo]


           424 South Woods Mill Road
           Chesterfield, MO 63017-3406


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                        Date:   Wednesday, May 30, 2001
                                        Time:   10:00 a.m.
                                        Place:  Saint Louis Club, 14th Floor
                                                7701 Forsyth Boulevard
                                                Clayton, Missouri

           MATTERS TO BE VOTED ON:

               1. Election of three Directors to serve for three-year terms and two Directors to serve for two-year terms.

               2. Any other matters that may be properly brought before the meeting or any adjournment thereof.

           This Proxy Statement, proxy card and the Company's fiscal 2001 Annual Report to Shareholders were distributed to shareholders on or about April 16, 2001.

                                         By order of the Board of Directors,

                                         /s/ Steven L. Frey

                                         Steven L. Frey
                                         Vice President, General
                                         Counsel and Secretary

           April 16, 2001
           St. Louis, Missouri

           WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED
           IN THE UNITED STATES. SHAREHOLDERS OF RECORD ALSO HAVE THE OPTION OF VOTING BY TELEPHONE OR INTERNET, AS DESCRIBED ON THE PROXY CARD.

                        GENERAL INFORMATION

WHO CAN VOTE

    Shareholders of Angelica Corporation as of the close of business on March 30, 2001 are entitled to vote at the Annual Meeting. On March 30, 2001, 8,579,434 shares of the Company's Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. The enclosed proxy card shows the number of shares which you are entitled to vote. The shares shown on your card represent all the shares registered in your name on our records, including those in the Company's dividend reinvestment plan and employee benefit plans and shares credited to your savings plan account held in custody by the trustee, UMB Bank, N.A.

    If you receive more than one proxy card, it is an indication that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name or names and address. You may do this by contacting our transfer agent, UMB Bank, at 1-800-884-4225.

    Shareholders do not have the right to cumulate their votes for one or more of the Directors standing for election. Your individual vote is confidential and will not be disclosed to third parties.

HOW DO I VOTE BY PROXY

    Registered shareholders may vote by telephone, Internet or mail. Telephone and Internet voting information is provided on the proxy card. A Proxy Control Number, located on the proxy card, is designed to verify your identity, allow you to vote your shares and confirm that your voting instructions have been properly recorded. Voting by telephone or Internet will help the Company reduce costs.

    * Voting by telephone

      In the U.S. and Canada, you may call toll-free 1-800-758-6973. Telephone voting is available 24 hours a day, 7 days a week until 5:00 p.m. CDT, May 29, 2001. If you vote by telephone, you do not need to return your proxy card.

    * Voting by Internet

      You may also choose to vote via the Internet at http://www.umb.com/proxy. Internet voting is available 24 hours a day, 7 days a week until 5:00 p.m. CDT, May 29, 2001. If you vote via the Internet, you do not need to return your proxy card.

    * Voting by mail

      If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to UMB Bank in the postage-paid envelope provided.

    If your shares are held in "street name," you will need to follow the voting instructions on the form you receive from your broker or other nominee. The availability of telephone and Internet voting will depend on their voting processes.

MAY I REVOKE MY PROXY

    You may revoke your proxy:

    * by submitting another proxy by telephone, Internet or mail;

    * by notifying the Corporate Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

    * by voting by ballot at the Annual Meeting.

HOW PROXIES WORK

    The Board of Directors is asking for your proxy. By submitting your proxy to us, you authorize the persons designated as proxies by the Board to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of the nominees for Director. If you return your signed proxy card but do not indicate your voting preferences, the designated proxies will vote, on your behalf, FOR each of the nominees for Director. The Board of Directors recommends that you vote FOR the election of each of the Directors.

REQUIRED VOTES

    A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. If a quorum is present at the meeting, then the three nominees receiving the highest number of votes cast for Director in the class will be elected to serve three-year terms expiring in 2004 and the two nominees receiving the highest number of votes cast for Director in the class will be elected to serve two-year terms expiring in 2003. If you withhold votes in the election of Directors, your shares will be counted as present at the meeting for quorum purposes. Because the votes to elect Directors are based upon a plurality of the votes cast, votes withheld will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote for a proposal because they have no discretionary voting authority and have not received instructions as to how to vote on the proposal (so-called "broker nonvotes") are not considered as represented at the meeting and will not affect the outcome of the vote.

    Proxies will be inspected and tabulated by UMB Bank, our transfer agent.

ATTENDING THE ANNUAL MEETING

    When you vote, indicate if you plan to attend the Annual Meeting. You will need proof of ownership to be admitted to the meeting if you are a beneficial owner of Common Stock held by a bank or broker. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your Common Stock held in street name, you will have to get a proxy in your name from the registered holder.

SOLICITATION OF PROXIES

    Proxy materials were first mailed to shareholders on or about April 16, 2001. The Company has a contract with Corporate Investor Communications, Inc. which was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of approximately $7,000, plus out-of-pocket expenses. The Company will bear the entire cost of solicitation of proxies. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy materials to the owners of Common Stock. Officers and regular employees of the Company may also solicit proxies, but they will not be specifically compensated for such services.

INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP has served as independent public accountants for the Company since 1954, and the Board of Directors has once again selected that firm to serve in that capacity. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. These representatives may make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

OTHER MATTERS

    At the time this Proxy Statement went to press, we knew of no other matters to be presented or acted upon at the meeting. Under our By-Laws, no business other than that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by valid proxies will be voted in accordance with the judgment of the person or persons designated as proxies on the proxy card.

                       ELECTION OF DIRECTORS
                       (Item 1 on Proxy Card)

STRUCTURE OF THE BOARD

    Our By-Laws provide for a Board of Directors that is divided into three classes. The classes have three-year terms with one class standing for election each year for a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining Directors. A Director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves until the next election of Directors by the Shareholders of the Company. In August, 2000, Mr. Stephen M. O'Hara was elected by the Board to fill a vacancy. In January, and again in March, 2001, the Board of Directors created new directorships, increasing the size of the Board from eight to ten members, and elected Mr. Kelvin R. Westbrook and Mr. Alan C. Henderson, respectively, to fill the new directorships.

    Angelica's Board of Directors has nominated five individuals, all of whom are currently Directors of Angelica, for election as Directors at the 2001 Annual Meeting. Ms. Susan S. Elliott, Mr. Don
W. Hubble and Mr. Kelvin R. Westbrook have each been nominated to serve in the class of Directors to be elected to a three-year term expiring in 2004. Mr. Stephen M. O'Hara and Mr. Alan C. Henderson have each been nominated to serve in the class of Directors to be elected to a two-year term expiring in 2003. Mr. H. Edwin Trusheim's term expires as of the Annual Shareholders Meeting. Mr. Earle H. Harbison, Jr. currently serves in the class of Directors whose term expires in 2002. Both directors are retiring at the 2001 Annual Meeting under Angelica's By-Laws which generally call for directors to retire at the Annual Meeting following their 72nd birthday. The Company will greatly miss the advice and experience of both these Directors.

    The Board of Directors has reduced its size, effective at the 2001 Annual Meeting, from ten to eight members to reflect the retirement of Mr. Trusheim and Mr. Harbison.

    All of our Directors, with the exception of Mr. Hubble, are outside Directors. Our Board believes that all of the outside Directors act independently from Management, do not have any relationships that would interfere with their free exercise of judgment, and are eligible to serve on the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation and Organization Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service.

    The Board is not aware that any nominee named in this proxy statement will be unwilling or unable to serve as a Director. If, however, a Director is unable to stand for election, the Board may, by resolution, amend the By-Laws to provide for a lesser number of Directors or designate a substitute. In the latter event, shares represented by proxies which do not indicate voting preferences may be voted for the substitute nominee.

    The election of Directors is based upon a plurality of the votes cast in each class of Directors. The three persons with the highest vote totals in the class of Directors to serve a three-year term expiring in 2004 will be elected in this class and the two persons with the highest vote totals in the class of Directors to serve a two-year term expiring in 2003 will be elected in this class.

    Information concerning each of the Directors standing for election or continuing in office is presented below.

NOMINEES FOR TERMS ENDING IN 2004

SUSAN S. ELLIOTT                                 Director since 1998

    Ms. Elliott, age 63, is Chairman and Chief Executive Officer of Systems Service Enterprises, Inc. (SSE) (an information technology e-business solutions provider company), which she founded in 1966. Ms. Elliott is a past Chairman of the Federal Reserve Bank of St. Louis.

DON W. HUBBLE                                    Director since 1998

    Mr. Hubble, age 61, joined the Company as Chairman, President and Chief Executive Officer on January 1, 1998. Mr. Hubble was President of National Service Industries, Inc. (lighting equipment, chemicals, textile rental and envelopes) from 1994 to 1996. He also served as Chief Operating Officer of National Service Industries, Inc. from 1993 to 1996 and Executive Vice President from 1988 to 1994. From late 1996 through 1997, Mr. Hubble served on the Board of Directors of eShare Technologies and was active in business consulting.

KELVIN R. WESTBROOK                              Director since 2001

    Mr. Westbrook, age 45, is President and Chief Executive Officer of Millennium Digital Media LLC (a broadband services company), which he co-founded in May, 1997. He was self-employed as an attorney, consultant and investor from April, 1996 to April, 1997. Mr. Westbrook also founded LEB Communications and served as its Chairman and President from February, 1994 to March, 1996. Previously, he was a Partner of the law firm of Paul, Hastings, Janofsky & Walker, New York.

NOMINEES FOR TERMS ENDING IN 2003

ALAN C. HENDERSON                                Director since 2001

    Mr. Henderson, age 55, has been Chief Executive Officer of RehabCare Group, Inc. (provider of temporary healthcare staffing and of specialty rehabilitation and therapy programs in hospitals and nursing homes) since June 1, 1998. Mr. Henderson served as Executive Vice President and Chief Financial Officer of RehabCare Group, Inc. from March 1991 until June 1, 1998, and as Secretary from June 1991 through June 1998. Mr. Henderson is a Director of General American Capital Corporation.

STEPHEN M. O'HARA                                Director since 2000

    Mr. O'Hara, age 46, has been Chairman and Chief Executive
Officer of Rawlings Sporting Goods Co., Inc. (a seller of athletic equipment and uniforms) since November, 1998. He served as President of Specialty Catalog Corp. (a direct marketer of specialty niche products) from November, 1994 to August, 1998.

TO CONTINUE IN OFFICE FOR TERM ENDING IN 2003

DAVID A. ABRAHAMSON                              Director since 1997

    Mr. Abrahamson, age 61, is a consultant to Cardinal Health Inc. (a diversified health services company). Mr. Abrahamson retired as Chairman of Medicine Shoppe International, Inc. (a retail drug store franchiser) on June 30, 2000 after serving as Chairman of that company from March 1, 2000 to June 30, 2000, and as President and Chief Executive Officer from May, 1990 to March 1, 2000. Mr.

Abrahamson also served as Executive Vice President of Cardinal
Health Inc. from August, 1996 to April, 1999.

TO CONTINUE IN OFFICE FOR TERMS ENDING IN 2002

CHARLES W. MUELLER                               Director since 1996

    Mr. Mueller, age 62, has been Chairman, President and Chief Executive Officer of Ameren Corporation since January 1, 1998. Mr. Mueller served as President, Chief Executive Officer and Director of Union Electric Company, the predecessor of Ameren Corporation, from January 1, 1994, to January 1, 1998 and President and Director from July 1, 1993 to January 1, 1994. He was Senior Vice President-Administrative Services of Union Electric Company from 1988 to July 1, 1993. Mr. Mueller is a Director of and serves as Chairman of the Federal Reserve Bank of St. Louis.

WILLIAM A. PECK, M.D.                            Director since 1996

    Dr. Peck, age 67, has been Dean of the School of Medicine since 1989 and Executive Vice Chancellor for Medical Affairs, Washington University since 1993. Dr. Peck is a director of Allied Healthcare Products, Inc., Hologic, Inc., Reinsurance Group of America
Incorporated and TIAA-CREF Trust Company.

MEETINGS AND COMMITTEES OF THE BOARD

    Our Board of Directors met a total of eleven times during the fiscal year ended January 27, 2001. In addition to meetings of the full Board, Directors attended meetings of Board Committees. All of the Directors attended at least 75% of the total meetings which were held by the Board and the committees and which each respective Director was eligible to attend, except for Mr. Harbison.

    In order to fulfill its responsibilities, our Board delegates to its four Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the Committees:

    * All but the Executive Committee are chaired by an outside
      Director.

    * Reports of Committee activities are given at each Board meeting following Committee action.

    Descriptions of the principal functions of the Committees, the current membership of the Committees, and the number of meetings held during fiscal year 2001 are as follows:

AUDIT COMMITTEE

Members:              H. Edwin Trusheim (Chairman)
                      David A. Abrahamson
                      Earle H. Harbison, Jr.
                      William A. Peck
                      (all outside Directors)

Number of Meetings:   Four

Functions:            In compliance with its Charter, reviews the Company's
                      auditing, accounting, financial reporting and internal control functions and monitors compliance with the Company's Code of Conduct. This Committee also recommends the firm of independent public accountants that the Company should retain for the next fiscal year.

COMPENSATION AND ORGANIZATION COMMITTEE

Members:              Earle H. Harbison, Jr. (Chairman)
                      Charles W. Mueller
                      Stephen M. O'Hara
                      H. Edwin Trusheim
                      (all outside Directors)

Number of Meetings:   Four

Functions:            Reviews and approves executive compensation and employee
                      benefit plans and programs, including their establishment, modification and administration.

EXECUTIVE COMMITTEE

Members:              Don W. Hubble (Chairman)
                      Earle H. Harbison, Jr.
                      H. Edwin Trusheim
                      (a majority of outside Directors)

Number of Meetings:   Two

Functions:            The Executive Committee has the power to act on behalf of
                      the Board whenever the Board is not in session.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members:              Charles W. Mueller (Chairman)
                      Susan S. Elliott
                      Stephen M. O'Hara
                      (all outside Directors)

Number of Meetings:   Four

Functions:            Recommends nominees for election as Director of the
                      Company, recommends nominees for Board Committee appointment, considers nominees for Director recommended by shareholders and recommends candidates for appointment as corporate officers. Also recommends a Corporate
                      Governance Plan for the Company and monitors ongoing application of its provisions.

DIRECTOR COMPENSATION

    Directors who are employed by the Company do not receive compensation for serving as Director. Outside Directors are compensated as follows:

   Annual Board retainer....................................  $16,000
   Board attendance fee (per meeting).......................    1,250
   Telephone Board and Committee Meeting fee (per meeting)..      450
   Committee attendance fee (per meeting)...................      700

    The annual Board retainer fee is paid in shares of Common Stock pursuant to the Non-Employee Directors Stock Plan (described below). In addition, pursuant to the Non-Employee Directors Stock Plan, each non-employee Director receives grants of shares of Common Stock and options to purchase shares of Common Stock each year under the plan.

    NON-EMPLOYEE DIRECTORS STOCK PLAN. Under this plan, each non-employee Director receives 100% of his or her Annual Board retainer fee in shares of Common Stock based upon the fair market value of the stock on the date of the Annual Meeting. A portion of the shares received as the Annual Board retainer fee will be forfeited if the Director serves less than ten months after the Annual Meeting. In addition, each non-employee Director receives a grant of 100 shares of Common Stock each year under the plan. New non-employee Directors receive, upon initial election to the Board, 400 shares of Common Stock. Stock granted under the plan is forfeitable until earned out pursuant to a schedule based upon years of participation in the plan and the Director's age at the time of entering the plan. Options to purchase 2,000 shares of Common Stock are also granted annually under the plan to each non-employee Director. The option price of these shares is 100% of the fair market value of the shares on the date of the Annual Meeting. The options typically vest and become exercisable ratably over four to five years and will vest and become exercisable in full upon a non-employee Director's retirement.

    DEFERRED COMPENSATION OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. Four current Directors have elected to participate in the Deferred Compensation Option Plan for Directors. Upon election to the Board, a Director may, at his or her election, defer $5,000 to $10,000 of Board meeting and Committee meeting fees annually for a period not to exceed four years. In exchange, the Director is entitled to receive a retirement benefit payment payable over 15 years following his or her retirement. The amount of the retirement benefit is a function of the amount of compensation deferred and certain actuarial factors.

            STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below lists those persons known by the Company to own five percent or more of the outstanding shares of Common Stock as of March 30, 2001:

                                                     BENEFICIALLY OWNED DIRECTLY
                                                            OR INDIRECTLY
                                                     ---------------------------
                                                      SHARES OF         PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                 COMMON STOCK       OF CLASS
------------------------------------                 ------------       --------
First Pacific Advisors, Inc.(1)...............         1,573,800          18.4%
11400 Olympic Boulevard
Los Angeles, CA 90064

Dimensional Fund Advisors, Inc.(2)............           736,000           8.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

------
(1) Stated information is based on a Schedule 13G, dated February 9, 2001, filed with the Securities and Exchange Commission. First Pacific Advisors, Inc., an investment advisor, has shared voting power as

                                 8


       to 799,500 shares and shared dispositive power as to 1,573,800 shares. A separate Schedule 13G, dated February 9, 2001, was also filed for FPA Capital Fund, Inc., an investment company, which has sole voting power as to 504,300 shares and shared dispositive power as to 504,300 shares. These shares are included in the number of shares shown as beneficially owned by First Pacific Advisors, Inc.

(2)    Stated information is based on a Schedule 13G, dated February 2, 2001, filed with the Securities and Exchange Commission. Dimensional Fund
       Advisors Inc. ("Dimensional"), an investment advisor registered under
       Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company
       Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager,
       Dimensional possesses both voting and investment power over 736,000 shares as of February 2, 2001. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                   STOCK OWNERSHIP OF MANAGEMENT

    The table below shows the number of shares of Common Stock of the Company beneficially owned as of March 30, 2001, by each nominee for election as a Director, each executive officer listed in the Summary Compensation Table ("Named Executive Officer"), and all Directors and executive officers as a group. As of March 30, 2001, each Director and Named Executive Officer beneficially owned less than one percent, except for Mr. Hubble who owned 2.0%, Mr. Armstrong who owned 1.0%, and all Directors and executive officers as a group owned 4.8% of the Company's Common Stock, which percentage includes options that are exercisable within 60 days after March 30, 2001.

                                                                   NUMBER OF SHARES BENEFICIALLY
                                                                    OWNED DIRECTLY OR INDIRECTLY
                                                                        AS OF MARCH 30, 2001
                                                              -----------------------------------------
                                                                               OBTAINABLE
                                                                                THROUGH
                                                                              STOCK OPTION
                                                              OWNED(1)(2)     EXERCISE(3)        TOTAL
                                                              -----------     ------------      -------

David A. Abrahamson....................................          5,550            1,900           7,450
Theodore M. Armstrong..................................         19,117(4)        63,250          82,367
Susan S. Elliott.......................................          4,832            1,660           6,492
Earle H. Harbison, Jr..................................          8,147            9,100          17,247
Alan C. Henderson......................................            664               --             664
Don W. Hubble..........................................         58,067(5)       120,000         178,067
Charles W. Mueller.....................................          7,225(6)         4,100          11,325
Charles D. Molloy, Jr..................................          6,346           22,750          29,096
Stephen M. O'Hara......................................          1,879               --           1,879
William A. Peck........................................          5,637            4,100           9,737
Denis R. Raab..........................................             --            7,750           7,750
Edward P. Ryan.........................................          1,000            9,750          10,750
H. Edwin Trusheim......................................          8,497            9,100          17,597
Kelvin R. Westbrook....................................            974               --             974
All Executive Officers and Directors as a group
  (18 persons).........................................        151,816          274,210         426,026

------
(1)    Except as otherwise indicated, each individual has sole voting and dispositive power over the shares listed beside his or her name.

                                 9


(2)    Includes 700 shares for Mr. Abrahamson, 700 shares for Ms. Elliott, 1,650 shares for Mr. Harbison, 400 shares for Mr. Henderson, 900 shares for Mr. Mueller, 400 shares for Mr. O'Hara, 900 shares for Dr. Peck, 1,950 shares for Mr. Trusheim, and 400 shares for Mr. Westbrook, all held under the Company's 1994 Non-Employee
       Directors Stock Plan or its predecessor Non-Employee Directors Stock Plan. With respect to these shares, the named Directors have sole voting power and no current dispositive power, except for 1,650 shares held by Mr.
       Harbison, and 1,950 shares held by Mr. Trusheim, which are nonforfeitable.

(3)    Includes only those stock options exercisable within 60 days after March 30, 2001.

(4)    Mr. Armstrong disclaims beneficial ownership of 200 shares included above which are held by a trust for his father of which he is co-trustee.

(5)    Mr. Hubble disclaims beneficial ownership of 1,000 shares included above which are held by his wife.

(6)    Mr. Mueller disclaims beneficial ownership of 7,225 shares included above which are held by his wife's living trust.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its Directors and executive officers were complied with in fiscal 2001.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934, each as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report, the Compensation and Organization Committee Report on Executive Compensation and the Stock Performance Graph on page 19 shall not be incorporated by reference into any such filings.

                       AUDIT COMMITTEE REPORT

    The Audit Committee of Angelica Corporation operates under a written Charter adopted by the Board of Directors. A copy of this Charter is included in this Proxy Statement as Appendix A. The Committee is composed of four Directors who are independent as that term is defined in the New York Stock Exchange's listing standards. The Committee recommends to the Board of Directors the selection of Angelica's independent accountants, currently Arthur Andersen LLP.

    Management is responsible for Angelica's financial statements, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    The Committee reviewed and discussed with Management and Arthur Andersen LLP Angelica's consolidated financial statements for the fiscal year ended January 27, 2001. Management represented to the Committee that these financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Arthur Andersen LLP also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Arthur Andersen LLP that firm's independence. During the fiscal year ended January 27, 2001, Angelica paid to Arthur Andersen LLP the following fees:

       Audit Fees: $166,500
       Financial Information Systems Design
         and Implementation Fees: none
       All Other Fees: $45,475

"All Other Fees" included benefit plan audits, tax assistance and other operational consulting services. The Committee considered whether the fees other than Audit Fees shown above were compatible with maintaining Arthur Andersen LLP's independence.

    Based on the Committee's discussions with Management and Arthur Andersen LLP, and the Committee's review of the representation of Management and the report of Arthur Andersen LLP to Angelica, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Angelica's Annual Report on Form 10-K for the fiscal year ended January 27, 2001 filed with the Securities and Exchange Commission.

    Submitted by the Audit Committee:

        H. Edwin Trusheim, Chairman         David A. Abrahamson
        Earle H. Harbison, Jr.              William A. Peck

March 13, 2001

           COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                     ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The objectives of Angelica's executive compensation programs are to motivate Management to create shareholder value by making an executive's aggregate compensation generally commensurate with performance and the attainment of predetermined financial and strategic objectives. Angelica's compensation plans are established with an appropriate balance of short-term and long-term incentives so as to attract and retain top quality executives. The Compensation and Organization Committee of the Board of Directors (the "Committee"), which consists entirely of outside Directors, has overall responsibility to administer the executive compensation programs, policies and practices.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

    In fiscal year 1999, the Company engaged Watson Wyatt & Associates, a nationally recognized expert on executive compensation, to review and assist in developing a compensation program that would motivate management in a manner consistent with the desire to increase shareholder value and that would be competitive within the marketplace in which the Company competes for executive talent. Based on this study, the Company developed an executive compensation program with total cash compensation consisting of both base salary and incentive compensation. Watson Wyatt & Associates is doing a new study currently.

    An executive's base salary is established within a range deemed to be competitive with other companies that are considered to be the Company's competitors for executive talent. In setting the base salary range for executives in the Company's various operating divisions, the Committee considers compensation packages offered by companies in competitive markets, such as textile service companies, image apparel manufacturing companies and specialty retail companies.

    Since there are no companies with a mix of business lines substantially similar to the Company, taken as a whole, the compensation packages for those officers who have responsibilities relating to all of the Company's business lines are compared to the compensation packages of comparable officers of companies of similar size and complexity as the Company. For these officers, the Committee uses a variety of nationally published surveys in order to develop a median range of compensation. The surveys cover many companies (that are not necessarily the same companies included in the Value Line Industrial Services peer group utilized in the Stock Performance Graph) and deal with a variety of factors such as labor force, sales or revenue, location and market. Base salary is maintained within the target range developed by the surveys. Although factors such as location, experience and performance can affect where in the range total cash compensation falls, attempts are made to maintain total base salary at the median of the range.

INCENTIVE COMPENSATION

    Incentive compensation can range from 0 to 80% of an individual's base salary. The maximum amount which can be earned varies depending on the individual's grade level and area of responsibility. Only those individuals whose performance would have a measurable impact on shareholder value are eligible for incentive compensation. Generally, this includes the Chief Executive Officer, those officers of the Company who directly report to the Chief Executive Officer ("direct reports"), and other employees who are no more than two reporting levels below the direct reports. In fiscal 2001, the ranges for those eligible for incentive compensation were from 0-25% to 0-80%. The Chief Executive Officer's range was 0-80% and all other Named Executive Officers were assigned a range of 0-60%.

    In order to earn incentive compensation, individual, as well as division and corporate goals, must be attained. Goals are established specifically to motivate Management to increase earnings and shareholder value. In fiscal 2001, these goals included growth in earnings per share, growth in return on net assets and growth in revenues in addition to individual performance goals within the participant's area of responsibility. Corporate and division financial and revenue goals are set by the Chief Executive Officer with approval of the Committee. Individual goals are set by the participant's immediate superior.

    On the basis of meeting these criteria for fiscal 2001, the Named Executive Officers received the following percentages of base salary as incentive compensation: Mr. Hubble, 17.6%; Mr. Armstrong, 13.2%; Mr. Molloy, 7.5%; and Mr. Ryan, 25.0%. Mr. Raab received $35,000 incentive compensation, guaranteed as part of his employment agreement.

OTHER TYPES OF COMPENSATION RECEIVED BY EXECUTIVES

    The Committee believes that executives who own the Company's Common Stock will be more motivated to work towards increasing shareholder value. The Stock Bonus and Incentive Plan encourages employees to invest in the Company's Common Stock by allowing the executive to elect to receive up to one-half of his or her annual incentive award in shares of the Company's Common Stock and by providing a Company match of 50% of the amount elected, also payable in the Company's Common Stock, as incentive to invest in the Common Stock. The Plan requires that the employee's investment in Common Stock be retained for three years after the election and that the Company Match be subject to forfeiture for five years in the event that an executive's employment with the Company terminates, encouraging employees to continue to work for the long-term increase in the price of the Common Stock.

    To further encourage employees to work toward the growth of shareholder value, the Committee periodically awards stock options to various employees under the Angelica Corporation 1994 and 1999 Performance Plans. This gives employees the opportunity to buy Common Stock at option prices which, at the time of exercise, may be below the then market value. The option price is the fair market value on the date of grant. Options become exercisable ratably over three to five years, provided the executive remains employed by the Company. The grant of stock options is strictly discretionary; however, the employee's performance and grade level, as well as total grants outstanding, are considered in determining the amount of option grants. The amount an employee may realize from the option grants depends on the market price of the Company's Common Stock at the time that the underlying stock is sold by the executive. After an option becomes exercisable, the decision of when to exercise the option and when to sell the underlying stock, thus realizing the value, is determined by each individual executive. For fiscal 2001, the following Named Executive Officers received the following option grants: Mr. Hubble, 30,000 shares; Mr. Armstrong, 15,000 shares; Mr. Molloy, 15,000 shares; Mr. Raab, 15,000 shares; and Mr. Ryan, 15,000 shares.

CEO COMPENSATION

    The Committee's general approach in establishing the Chief Executive Officer's annual cash compensation is to seek to be competitive with other companies of comparable size and business scope, while at the same time having a large percentage of his total cash compensation based upon performance criteria. While this may result in a fluctuation in the actual level of compensation from year to year, the Committee believes that its objective appropriately motivates the Chief Executive Officer toward clearly defined goals, while maintaining some certainty in the level of compensation through the non-performance-based salary portion of total compensation. The grant of 30,000 stock options to Mr. Hubble in fiscal 2001, as well as his participation in the Stock Bonus and Incentive Plan, is in accordance with the Committee's philosophy that the Chief Executive Officer be encouraged to maintain a significant stock ownership position in order to align his interest with those of the Company's shareholders.

    During fiscal 2001, the Committee increased Mr. Hubble's base salary from $394,000 to $434,000 per annum. Mr. Hubble had not had an increase since April 1, 1999, and the approximate ten percent increase was arrived at by rewarding him with a five percent increase for each of the past two years. The increase is generally in line with the increases awarded to other top managers of the Company. Mr. Hubble's incentive compensation for fiscal 2001 was set at 0 to 80% of his base salary. He received for that year incentive compensation equal to $70,517 or 17.6% of his base salary.

IRS LIMITS ON DEDUCTIBILITY OF COMPENSATION

    Although no executive officer currently receives in excess of $1,000,000 of compensation annually, the Committee's policy is to maximize the tax deductibility of executive compensation without compromising the essential framework of the existing total compensation program. The Committee may elect to forego deductibility for federal income tax purposes if such action is, in the opinion of the Committee, necessary or appropriate to further goals of the Company's executive compensation program, or otherwise is in the Company's best interests.

    Although the foregoing describes the Committee's current compensation policies applicable to the Company's executive officers, the Committee reserves the right to change these policies at such time in the future and in such manner as the Committee deems necessary or appropriate.

    Submitted by the Compensation and Organization Committee of the Company's Board of Directors:

        Earle H. Harbison, Jr., Chairman           Stephen M. O'Hara
        Charles W. Mueller                         H. Edwin Trusheim

                     SUMMARY COMPENSATION TABLE

    The table below summarizes the amounts paid to the Chief
Executive Officer and each of the four next highest paid executive officers at the end of fiscal 2001.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                       ------------------------
                                                      ANNUAL COMPENSATION                       AWARDS
                                           -----------------------------------------   ------------------------
                                                                   BONUS               RESTRICTED                    ALL OTHER
                                  FISCAL               -----------------------------     STOCK                        COMPEN-
                                   YEAR                           NONCASH    TOTAL      AWARD(S)                      SATION
NAME AND PRINCIPAL POSITION       ENDING   SALARY(1)     CASH     (2)(3)     BONUS     ($)(2)(3)    OPTIONS (#)       ($)(4)
---------------------------       ------   ---------   --------   -------   --------   ----------   -----------      ---------
Don W. Hubble                     1/27/01  $400,667    $ 52,888   $17,629   $ 70,517    $ 8,814       30,000         $  3,150
Chairman, President and           1/29/00   390,833          --        --         --         --       25,000            3,000
Chief Executive Officer           1/30/99   375,000     130,000    70,000    200,000     35,000           --               --

Theodore M. Armstrong             1/27/01   203,333      20,130     6,710     26,840      3,355       15,000            3,040
Senior Vice President--           1/29/00   194,167          --        --         --         --       10,000            3,000
Finance & Administration          1/30/99   174,833      35,000    35,000     70,000     17,500        7,000              600
and Chief Financial Officer

Charles D. Molloy, Jr.            1/27/01   189,000      11,340     2,835     14,175      1,417       15,000            3,071
Vice President. Also              1/29/00   183,750          --        --         --         --       10,000            3,000
President, Manufacturing          1/30/99   164,319      37,500    12,500     50,000      6,250       12,000              600
and Marketing segment

Denis R. Raab(5)                  1/27/01   178,750      35,000        --     35,000         --       15,000            2,998
Vice President. Also              1/29/00    77,628      25,000        --     25,000         --       12,000               --
President, Life Retail            1/30/99        --          --        --         --         --           --               --
Stores segment

Edward P. Ryan (6)                1/27/01   213,031      50,110        --     50,110         --       15,000               --
Vice President. Also,             1/29/00   199,938      40,000        --     40,000         --        4,000               --
Interim President, Textile        1/30/99    41,346      20,000        --     20,000         --       10,000               --
Services segment

------

(1)    Includes participant deferrals under the Retirement Savings Plan for all Named Executive Officers.

(2)    Participants in the Stock Bonus and Incentive Plan (the "Plan") may elect to receive up to 50% of their incentive compensation in shares of the Company's Common Stock ("elected shares") in lieu of cash. Elected shares cannot be sold for three years. Additionally, participants receive restricted shares in the Company's
       Common Stock ("matching shares") with a fair market value equal to one-half of that portion of the incentive compensation which participants elected to take in Common Stock. Restricted shares of Common Stock (both
       "elected shares" and "matching shares") were issued to participants based upon the fair market value (the average of the high/low transaction prices) of the Common Stock on the date of issuance. Elected shares are reported under the "noncash" column, while matching shares are reported under the "Restricted Stock Awards"
       column. The following Named Executive Officers received elected shares for fiscal 2001, which become transferrable in three years as follows: Mr. Hubble, 1,855 shares; Mr. Armstrong, 706 shares; and Mr. Molloy,
       298 shares. Messrs. Raab and Ryan did not participate. Participants receive dividends on all restricted shares.

(3)    At the end of the last fiscal year, the following Named Executive Officers held the following number of shares of restricted stock issued under the Stock Bonus and Incentive Plan (elected and matching shares): Mr.
       Hubble, 7,285 shares with an aggregate value of $68,297, Mr. Armstrong, 5,090 shares with an aggregate value of $47,719, and Mr. Molloy, 1,711 shares with an aggregate value of $16,041. Matching shares become transferable in five years and are subject to forfeiture should the participant leave the Company prior to the expiration of five years, except in the case of death, disability, retirement after the age of 62 or, alternatively, attainment of age 55 and completion of at least ten years


                                 14


       of service with the Company, or certain terminations after a Change of Control of the Company. Participants receive any dividends paid on matching shares.

(4)    Includes Company contributions to the Retirement Savings Plan on behalf of each of the Named Executive
       Officers to match calendar 2000 participant deferrals (included under Salary) made by each to such plan.

(5)    Mr. Raab assumed the position of Vice President of the Company and President of the Life Retail Stores
       segment on August 31, 1999. Prior thereto, Mr. Raab was not employed by the Company.

(6)    Mr. Ryan assumed the position of Vice President of the Company on May 23, 2000 and Executive Vice President
       of Sales and Marketing and Interim President of the Textile Services segment on April 23, 2000. He served as
       Vice President of Marketing of the Textile Services segment from October, 1998 to April, 2000. Prior thereto,
       Mr. Ryan was not employed by the Company. Mr. Ryan completed his service as Interim President of the Textile
       Services segment on February 1, 2001.

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                 AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

    All of the current Named Executive Officers have employment agreements with the Company (referred to herein individually as an "Employment Agreement" and collectively as the "Employment Agreements") that define the Named Executive Officer's employment relationship with the Company. The Employment Agreements protect the Named Executive Officers from certain terminations of employment with the Company, both prior to and after a "Triggering Transaction." The definition of a "Triggering Transaction" (as defined in each of the Employment Agreements) varies depending on the executive and his responsibilities. In the case of an executive who has responsibilities relating to all of the Company's business lines, it refers to a sale or change in control of at least two of the Company's three operating lines of business. In the case of an executive who has responsibility for one of the Company's operating lines of business, it refers to a sale or change in control of that operating line of business. In all cases it includes the sale or change in control of the entire Company. The Employment Agreements for all but Mr. Ryan and Mr. Hubble provide that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within two years following the Triggering Transaction, the Company terminates the Named Executive Officer's employment without "cause," or the Named Executive Officer terminates his employment for "good reason," the Company will be required to pay to the Named Executive Officer 2.99 times the Named Executive Officer's then-current annual base salary. Mr. Ryan's Employment Agreement provides that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within one year following the Triggering Transaction, the Company terminates his employment without "cause", or he terminates his employment for "good reason," the Company will be required to pay him an amount equal to his then-current annual base salary. Mr. Hubble's Employment Agreement provides that if, during the term of the Employment Agreement, a Triggering Transaction occurs and, within three years following the Triggering Transaction, the Company terminates his employment without "cause," or he terminates his employment for "good reason", the Company will be required to pay him 2.99 times his then-current annual base salary and current incentive bonus. In addition, all stock options under the Company's stock option plans (and, for Mr. Hubble only, all unvested and restricted stock under the Stock Bonus and Incentive Plan) will vest and/or become unrestricted, as the case may be. In addition, Messrs. Armstrong and Hubble will be entitled to enhanced supplemental retirement and medical and health benefits without cost to them for a period of ten years after termination of employment. Mr. Armstrong will also be entitled to enhanced supplemental deferred compensation benefits. These provisions also apply if, within six months following a termination by the Company without "cause" or by the Named Executive Officer with "good reason," a Triggering Transaction occurs or a definitive agreement is executed that eventually results in a Triggering Transaction. The terms "good reason" and "cause" are defined in the Employment Agreements.

    The Employment Agreements also set out the employment arrangement if an executive's employment is terminated by the Company without cause or by the executive for good reason prior to the occurrence of a Triggering Transaction. The Company will be required to continue the then-current base salary for a period of two years in the case of Mr. Hubble, for a period of one year for the executive officers other than Mr. Ryan, and for a period not to exceed one year nor less than six months in the case of Mr. Ryan. In the case of Mr. Hubble, medical and health benefits shall be continued for a period of one year.

    If it is determined that any portion of the payments made to Mr. Hubble pursuant to his Employment Agreement would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay to Mr. Hubble an additional cash payment sufficient to place him in the same after-tax position as he would have been in had no excise tax been imposed.

    Under the terms of a special retirement agreement with Mr. Hubble (the "Hubble Retirement Agreement"), the Company has agreed to pay to Mr. Hubble an annual retirement benefit starting at age 65 equal to $15,000 multiplied by the number of full years Mr. Hubble is employed by the Company. All benefits under the Hubble Retirement Agreement will be reduced by the amount of retirement benefits payable by the Company to Mr. Hubble under certain of the Company's other retirement benefit plans.

MANAGEMENT RETENTION AND INCENTIVE PLAN

    Mr. Armstrong and Mr. Molloy each has an agreement with the Company under the Management Retention and Incentive Plan that grants certain severance benefits in the event of certain terminations of employment after a "Change in Control" involving the Company (as defined in the plan). If the executive officer's employment with the Company is terminated by the Company without "cause" or by the executive officer for "good reason," (each term as defined in the plan), within two years after a Change in Control, the Company will make a payment ranging from 2.00 to 2.99 times the average Annual Compensation of the executive officer for the five full calendar years immediately preceding a Change in Control of the Company. "Annual Compensation" is generally defined as all wages, salary, bonuses, incentive compensation and all other amounts paid by the Company to the executive officer in consideration for services rendered, including all deferred compensation. In addition, the plan provides the terminated executive with outplacement counseling and certain medical benefits and health insurance. The executive officer will also be relieved of all non-compete obligations with respect to the Company.

    The differing scope of the term "Change in Control" in the Management Retention and Incentive Plan and the term "Triggering Transaction" in the Employment Agreements may result in an entitlement to payment under one arrangement but not the other, depending upon the circumstances. As a result, the severance benefits payable under the Employment Agreements are computed differently than under the Management Retention and Incentive Plan and may result in significantly different entitlements to the eligible executive officer. In the event a severance benefit is payable under an Employment Agreement as a result of a Triggering Transaction and is payable under the Management Retention and Incentive Plan as a result of a Change in Control, the executive officer will be entitled to the larger of the two amounts.

TRUST AGREEMENTS

    Two separate trusts have been established with UMB Bank to fund certain benefits payable to key management personnel pursuant to certain employee benefit plans in the event the executive officer's employment is terminated following a "Change in Control" (as defined in the respective employee benefit plans). The trusts relate to the benefits payable under the Deferred Compensation Option Plan for Selected Management Employees, the Supplemental Plan, and the Management Retention and Incentive

Plan. In the event of a Change in Control or a potential Change in Control of the Company that is not approved by the Board of Directors of the Company, the Company will be required to deposit in each trust an amount equal to the difference between the maximum amount potentially payable under the plan or plans to all participants and the current value of the trust assets. Each trust can be revoked by the Company at any time prior to a Change in Control or potential Change in Control of the Company. The trust will terminate automatically on the third anniversary of the occurrence of the Change in Control. If the trust is revoked or terminated, all remaining trust assets will be returned to the Company. If the Company makes a deposit to a trust in connection with a potential Change in Control and an actual Change in Control does not occur within 90 days thereafter, the Board of Directors may adopt a resolution that the Change of Control is not imminent and the deposit will be returned by the trust to the Company. In the event the Company becomes bankrupt or insolvent, the assets of the trust will be subject to the claims of the general creditors of the Company.

                          RETIREMENT PLANS

    The Company has maintained a defined benefit Pension Plan since April 1, 1980. An employee earns benefits in any year equal to 0.25% of total compensation plus an additional 0.25% of that part of compensation which is in excess of one-half of the Social Security Taxable-Wage Base, plus, for each year of employment in excess of 15 years, an additional 0.05% of total compensation. Reduced benefits are payable at early retirement. Estimated annual benefits under the Pension Plan payable upon normal retirement to the following Named Executive Officers are as follows: Mr. Hubble, $4,146; Mr. Armstrong, $14,875; Mr. Molloy, $18,120; Mr. Raab, $14,368; and Mr.
Ryan, $7,362. These figures assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

    The Company also maintains the Supplemental Plan, a supplemental retirement benefit plan for a limited number of highly compensated officers and management personnel selected by the Compensation and Organization Committee. The "formula amount" of supplemental retirement benefit payable under the Supplemental Plan is determined by the Committee when the participant is invited to join the Plan and is subject to increase at the Committee's discretion. Additionally, the Committee may, at its discretion, reduce the formula amount or "freeze" the then vested benefit of certain participants. A full benefit is the participant's final average compensation multiplied by the formula amount (between 30% and 50%). A participant who has less than 30 years of service at retirement will receive a reduced amount of the otherwise fully vested formula amount, based on actual years of service. For the purposes of the Supplemental Plan, final average compensation means the average compensation paid during the three most highly compensated years of the participant's last five years of employment. Benefits are generally payable over 120 months beginning at age 65, but may extend for a period of up to 15 years. Any benefit payable under the Supplemental Plan will be reduced by benefits paid under the Pension Plan.

    Estimated annual benefits under the Supplemental Plan payable upon normal retirement over a ten-year period to the following Named Executive Officers are as follows: Mr. Hubble, $44,981; Mr. Armstrong, $42,848; Mr. Molloy, $86,484; and Mr. Raab, $48,003. Mr.
Ryan does not participate in the plan. These figures reflect a reduction for the benefit payable under the Pension Plan (or predecessor plan), and assume that participants will remain with the Company until their normal retirement dates and will receive increases to their current compensation consistent with historical increases in compensation.

                           STOCK OPTIONS

    The 1994 and 1999 Performance Plans allow grants of stock options and other rights relating to Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock's market price and the option's exercise price, as well as on the option holder's investment decisions.

    The following table sets forth information concerning stock option grants made in fiscal year 2001 to the Named Executive
Officers.

                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                      ---------------------------------------------
                                                     % OF
                                      NUMBER OF     TOTAL
                                      SECURITIES   OPTIONS
                                      UNDERLYING  GRANTED TO  EXERCISE
                                       OPTIONS    EMPLOYEES   OR BASE
                                       GRANTED    IN FISCAL    PRICE     EXPIRATION       GRANT DATE
NAME                                    (#)(1)     YEAR(2)     ($/SH)       DATE     PRESENT VALUE ($)(3)
----                                  ----------  ----------  --------   ----------  --------------------
Don W. Hubble.......................    30,000      9.38       $7.25     5/23/2010         $62,934
Theodore M. Armstrong...............    15,000      4.69        7.25     5/23/2010          31,467
Charles D. Molloy, Jr...............    15,000      4.69        7.25     5/23/2010          31,467
Denis R. Raab.......................    15,000      4.69        7.25     5/23/2010          31,467
Edward P. Ryan......................    15,000      4.69        7.25     5/23/2010          31,467

------

(1)    All options become exercisable ratably over four years and are subject to continued employment. Options were granted under the Company's 1994 Performance Plan and the 1999 Performance Plan. The 1999 Performance Plan
       provides that in the event of a "change of control" all options become immediately exercisable and shall remain exercisable until the option would otherwise expire by reason of lapse of time. The Named Executive
       Officers received only one grant of options during the last fiscal year.

(2)    Based on 320,000 options granted to employees during the fiscal year.

(3)    The fair market value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the underlying stock is sold, so that there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.
       The Black-Scholes evaluation employed the following factors: risk-free rate of return of 6.75% based upon the ten-year Treasury Bill rate as of grant date, dividend yield of 4.4% based upon average annual dividend yield for the prior ten years, exercise term of ten years, stock price volatility of 31.43% based upon average stock price volatility for the prior seven years, and no adjustments for transferability of risk or forfeiture of the options.

    The following table sets forth information concerning the exercise of stock options during fiscal 2001 and the fiscal year-end value of unexercised stock options for the Named Executive Officers.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF         VALUE OF
                                                                      SECURITIES      UNEXERCISED
                                                                      UNDERLYING      IN-THE-MONEY
                                              SHARES                  OPTIONS AT       OPTIONS AT
                                            ACQUIRED ON               FY-END (#)       FY-END ($)
                                             EXERCISE     VALUE      EXERCISABLE/     EXERCISABLE/
NAME                                            (#)      REALIZED   UNEXERCISABLE   UNEXERCISABLE(1)
----                                        -----------  --------   --------------  ----------------
Don W. Hubble.............................      --         $--      106,250/48,750     $0/63,750
Theodore M. Armstrong.....................      --          --       55,800/27,200      0/31,875
Charles D. Molloy, Jr.....................      --          --       14,500/32,500      0/31,875
Denis R. Raab.............................      --          --        4,000/23,000      0/31,875
Edward P. Ryan............................      --          --        6,000/23,000      0/31,875

------
(1)    Based upon the average of the high/low transaction prices as reported on New York Stock Exchange Composite
       Tape on January 26, 2001.

                      STOCK PERFORMANCE GRAPH

    SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of the Company's Common Stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. The Company utilizes the Value Line Industrial Services Index for comparison.

                              [graph]

                                               1/31/96      1/31/97      1/31/98      1/31/99      1/31/00      1/31/01
                                               -------      -------      -------      -------      -------      -------
Angelica...................................      100           99          125           86           56           60
S&P 500....................................      100          127          161          212          233          228
Value Line Industrial Services.............      100          151          206          166          238          297

(ASSUMES $100 INVESTED ON JANUARY 31, 1996 AND THAT DIVIDENDS ARE REINVESTED.)

              INFORMATION ABOUT SHAREHOLDER PROPOSALS

    If any shareholder wants to submit a proposal for inclusion in the proxy material for the 2002 Annual Meeting, it must be received by the Corporate Secretary by December 17, 2001. Proposals should be mailed to:

       Angelica Corporation
       424 South Woods Mill Road
       Chesterfield, MO 63017-3406
       Attention: Steven L. Frey, Secretary

    Proposals not in full conformity with the applicable rules of the Securities and Exchange Commission may be excluded from the Proxy Statement.

    In addition, under our By-Laws, shareholder proposals, including recommendations of candidates for Director, which are not included in the Proxy Statement may be considered at the Annual Meeting if the shareholder gives timely notice of the proposal or nomination in proper written form to the Corporate Secretary. To be timely, a shareholder's notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the meeting. To be in proper written form, a shareholder's notice to the Corporate Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting:

    * a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

    * the name and address, as they appear on the Company's books, of the shareholder proposing such business;

    * the number of shares of Common Stock of the Company which are beneficially owned by the shareholder; and,

    * any material interest of the shareholder in such business.

Any shareholder recommendation concerning Director candidates must be accompanied by:

    * the name and address of the shareholder and the number of shares of the Company's Common Stock owned by the shareholder, and

    * a statement from the candidate indicating his or her willingness to serve if elected and disclosing principal occupations or employment of the candidate over the past five years.

Such written recommendation and statement must be received not less than 60 days nor more than 90 days prior to the date of the Annual Meeting.

                                                          APPENDIX A

                              CHARTER
                               of the
             Audit Committee of the Board of Directors
                                 of
                        ANGELICA CORPORATION

I. ORGANIZATION / MEMBERSHIP

    The Audit Committee shall be composed of not less than three Directors, each of whom is independent of the management of Angelica and free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a Committee member. Each Committee member shall, in the judgment of the Board of Directors, be financially literate, and at least one member shall have accounting or related financial management expertise.

II. STATEMENT OF POLICY

    The Audit Committee provides assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of Angelica and the quality and integrity of the financial reports of Angelica. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditors and the financial management of Angelica.

    Angelica's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. It is the Board's responsibility, upon recommendation of the Committee, to select, evaluate and, where appropriate, replace the independent auditors, and to ensure that they are performing their duties with objectivity and independence.

III. RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of Angelica are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

    * Have regular meetings four times a year and such other special meetings as may be deemed necessary.

    * Annually review and recommend to the Directors the independent auditors to be selected to audit the financial statements of Angelica and its divisions and subsidiaries.

    * Meet with the independent auditors and financial management of Angelica to review the scope of the proposed audit for the current year, the proposed audit fees and the audit procedures to be utilized; and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors, and elicit the judgments of the independent auditors about the quality of accounting principles applied to Angelica's financial reporting.

    * Review with the independent auditors, the internal auditors and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of Angelica, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically shall review Angelica's Code of Conduct and annually monitor compliance with that Code of Conduct.

    * Review the internal audit function of Angelica including the independence and authority of its reporting obligations, the proposed audit plan for the coming year and the coordination of that plan with the independent auditors.

    * Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the current internal audit plan, with explanations for any deviations from that plan.

    * Review, prior to issuance, the financial statements and footnotes to be included in the Annual Report on Form 10-K and in the Annual Report to Shareholders with financial management and the independent auditors and determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    * Review, prior to issuance, with financial management and the independent auditors the unaudited financial statements and associated press release reporting results for the first, second and third fiscal quarters.

    * Provide opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of Angelica's financial, accounting and internal auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    * Review and approve all relationships between the independent auditors and Angelica other than the audit of financial statements, with a view toward ensuring the objectivity and independence of those auditors. Annually, the Audit Committee will request and review a formal written statement from the independent auditors delineating relationships with and/or services to Angelica that may adversely affect the auditors' objectivity and independence, and will discuss with the Board of Directors any such relationships.

    * Submit a report of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

    * Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

IV. ANNUAL REVIEW

    The Audit Committee annually will review and assess the adequacy of this Charter and determine whether any changes are advisable.
This Charter, and any subsequent amendments, will be presented to the Board of Directors for its approval.

As reviewed and amended 3/13/01 by the Audit Committee and As adopted 3/27/01 by the Board of Directors.

                             ANGELICA CORPORATION
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

Angelica Corporation encourages you to vote your shares electronically by telephone or through the Internet. This will eliminate the need to return your proxy card. If you wish to vote by telephone or Internet, have your proxy card in hand. You will be asked to enter a Proxy Control Number which is located in the lower right-hand corner of your proxy card.

TO VOTE BY TELEPHONE:

Using a touch-tone telephone, call toll free 1-800-758-6973 and follow the recorded instructions.

TO VOTE BY INTERNET:

Log on to the Internet and go to the website http://www.umb.com/proxy and
                                             ------------------------
follow the instructions on the screen.

         SHARES MAY BE VOTED BY TELEPHONE AND INTERNET 24 HOURS A DAY,
                       7 DAYS A WEEK UNTIL 5:00 P.M. CDT,
               MAY 29, 2001, THE DAY BEFORE THE ANNUAL MEETING.

            IF YOU VOTE BY TELEPHONE OR INTERNET, THERE IS NO NEED
                      TO RETURN YOUR PROXY CARD BY MAIL.

TO VOTE BY MAIL:

Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN.




-----------------------------------------------------------------------------

                             ANGELICA CORPORATION
       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 30, 2001
   -----------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
   -----------------------------------------------------------------------
1. ELECTION OF DIRECTORS to serve for three-year terms expiring in 2004:

        (01) Susan S. Elliott, (02) Don W. Hubble and (03) Kelvin R. Westbrook

   ELECTION OF DIRECTORS to serve for two-year terms expiring in 2003:

        (04) Alan C. Henderson and (05) Stephen M. O'Hara

        / / FOR ALL nominees listed.
        / / FOR all nominees listed except
                                          -------------------------------
        / / TO WITHHOLD AUTHORITY to vote for all nominees listed.

   The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof in such manner as said proxies shall determine in their sole discretion.

      THE ANNUAL MEETING WILL BE HELD AT THE SAINT LOUIS CLUB, 14TH FLOOR,
                   7701 FORSYTH BOULEVARD, CLAYTON, MISSOURI.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW, OR VOTE BY TELEPHONE OR INTERNET.




                            (Fold And Detach Here)
-------------------------------------------------------------------------------

    The undersigned hereby appoints Don W. Hubble and Steven L. Frey, and each of them, the proxy of the undersigned, each with power of substitution, to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Angelica Corporation to be held on May 30, 2001, and at any adjournment thereof; provided, however, that said shares shall be voted as specified on the reverse side hereof.

    Unless otherwise indicated, this proxy will be voted FOR the election of all of the nominees listed.

                                    Date:                               , 2001
                                         -------------------------------

                                    ------------------------------------------

                                    ------------------------------------------
                                            SIGNATURE OF SHAREHOLDER(S)
                                    (PLEASE SIGN PROXY EXACTLY AS NAME APPEARS
                                    HEREON. JOINT OWNERS SHOULD EACH SIGN
                                    PERSONALLY. CORPORATE PROXIES SHOULD BE
                                    SIGNED BY AUTHORIZED OFFICER. EXECUTORS,
                                    ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO
                                    INDICATE WHEN SIGNING.)

                                    / / CHECK HERE IF YOU PLAN TO ATTEND THE
                                    ANNUAL MEETING.
                                    PLEASE MARK, SIGN, DATE AND RETURN IN THE
                                    ENCLOSED ENVELOPE.

                                   APPENDIX


     Page 19 of the printed Proxy contains a Stock Performance Graph. The information contained in the graph appears in the table immediately following the graph.